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Exhibit 4.4

        FIRST AMENDMENT, dated as of July 23, 2003 (this "First Amendment"), to the Registration Rights Agreement, dated as of November 20, 2000 (the "Registration Rights Agreement"), among Rockwood Holdings, Inc. (formerly known as K-L Holdings, Inc.), a Delaware corporation (the "Company"), KKR 1996 Fund L.P., a Delaware limited partnership (the "KKR 1996 Fund"), KKR Partners II, L.P., a Delaware limited partnership ("KKR Partners II") and KKR Millennium Fund L.P., a Delaware limited partnership ("KKR Millennium Fund"). All capitalized terms used herein and not otherwise defined shall have the meanings given them in the Registration Rights Agreement.

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        The Company, the KKR 1996 Fund and KKR Partners II hereby agree to certain amendments to the Registration Rights Agreement, on the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        Section 1.    Amendments to the Registration Rights Agreement.

        1.1.  The title of the Registration Rights Agreement is hereby amended by deleting in its entirety the parenthetical reading "("KKR Partners II" and, together with the KKR Fund, the "KKR Partnerships")" and replacing it with "("KKR Partners II")".

        1.2.  Section 1 of the Purchase Agreement is hereby amended by adding the following definition:

        "KKR Partnerships": KKR 1996 Fund together with KKR Partners II and KKR Millennium Fund."

        1.3.  The definition of "Registrable Securities" in Section 1 of the Registration Rights Agreement is hereby amended by deleting the word "either" in the first sentence thereof and replacing it with the word "any".

        1.4   Section 3(c) of the Purchase Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

        "Expenses. The Company will pay all Registration Expenses in connection with the first seven (7) registrations of each class or series of Registrable Securities pursuant to this Section 3 upon the written request of any of the Holders. All Registration Expenses for any subsequent registrations of Registrable Securities pursuant to this Section 3 shall be paid pro rata by the Company and all other Persons (including the Holders) participating in such registration on the basis of the relative number of shares of Common Stock of each such person whose Registrable Securities are included in such registration."

        Section 2.    General Provisions.

        2.1.  This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

        2.2.  Except as expressly modified by this First Amendment, all of the terms, covenants, conditions and other provisions of the Registration Rights Agreement shall remain in full force and effect in accordance with their respective terms.

        2.3.  This First Amendment shall be governed and construed in accordance with the laws of the State of New York.

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        IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed as of the date first above written.

ROCKWOOD HOLDINGS, INC.
By:	/s/ THOMAS J. RIORDAN
Name: Thomas J. Riordan
Title: Vice President and Secretary
KKR 1996 FUND L.P.
By:	KKR Associates 1996 L.P., its general partner
By:	KKR 1996 GP LLC, its general partner
By:	/s/ TODD A. FISHER
Name: Todd A. Fisher
Title: Member
KKR PARTNERS II, L.P.
By:	KKR Associates L.P., its general partner
By:	/s/ TODD A. FISHER
Name: Todd A. Fisher
Title: Member

        THE UNDERSIGNED hereby agrees to be bound by all of the obligations of a Holder (as defined in the Registration Rights Agreement) under the Registration Rights Agreement:

KKR MILLENNIUM FUND L.P.
By:	KKR Associates Millennium L.P., its general partner
By:	KKR Millennium GP LLC, its general partner
By:	/s/ TODD A. FISHER
Name: Todd A. Fisher
Title: Member

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Exhibit 4.4
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